UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of  the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2022

Certara, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39799	82-2180925
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Overlook Center
Suite 101
Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

(609) 716-7900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	CERT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2022, an institutional shareholder of Certara, Inc. (the “Company”) affiliated with EQT AB entered into an agreement to sell an aggregate of 29,954,521 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a price of $15.00 per share to an affiliate of Arsenal Capital Partners (together with certain of its affiliated investment funds, “Arsenal”). The closing of the transaction (the “closing”) is subject to the satisfaction or waiver of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

In connection with the transaction, the Company entered into the following agreements:

Letter Agreement

The Company entered into a letter agreement, dated as of November 3, 2022 (the “Letter Agreement”), with Arsenal providing that, until the two-year anniversary of the closing, Arsenal will, subject to certain exceptions, be prohibited from transferring the shares of Common Stock that it will acquire in connection with the closing. Except in the case of certain provisions specified therein, the Letter Agreement will be effective upon the closing.

Stockholders Agreement

The Company entered into a Stockholders Agreement, dated as of November 3, 2022 (the “Stockholders Agreement”), with Arsenal. Pursuant to the Stockholders Agreement, Arsenal will have the right, but not the obligation, to nominate to the Board two directors until the latest of: (i) from the closing date of the transaction until the two-year anniversary thereof, for so long as Arsenal continues to own 100% of the shares Arsenal purchases in connection with the transaction, (ii) after the two-year anniversary of the closing date of the transaction, for so long as Arsenal beneficially owns at least 12% of the total number of Adjusted Shares Outstanding (as defined in and calculated by the Stockholders Agreement) and (iii) from the closing date of the transaction until the five-year anniversary thereof, for so long as Arsenal continues to own 100% of the shares Arsenal purchases in connection with the transaction. Arsenal will have the right, but not the obligation, to nominate to the Board one director for so long as Arsenal beneficially owns at least 6%, but less than 12%, of the total number of Adjusted Shares Outstanding (as defined in and calculated by the Stockholders Agreement). Any individual designated by Arsenal (any individual so designated, an “Arsenal Director Nominee”) must be (i) a full-time senior employee of Arsenal Capital Management LP or its affiliates, such as an investment partner, a senior partner or an operating partner, or (ii) another individual that Arsenal reasonably believes is appropriately qualified to serve as a director on the board of a public company, provided that the designation of any individual pursuant to clause (ii) is subject to the consent of the Board (excluding any Arsenal Director Nominees), acting in its sole discretion.

If, at any time, there are two Arsenal Director Nominees serving on the Board and Arsenal ceases to have the right to designate two Arsenal Director Nominees but continues to have the right to designate one Arsenal Director Nominee, Arsenal shall cause the Arsenal Director Nominee who is closest in time to being subject to re-election to irrevocably offer to tender his or her resignation from the Board, which resignation may be accepted or rejected by the Board (excluding any Arsenal Director Nominees) in its sole discretion. Arsenal’s right to designate any Arsenal Director Nominees pursuant to the Stockholders Agreement will terminate at such time that Arsenal beneficially owns less than 6% of the total number of Adjusted Shares Outstanding (as defined in and calculated by the Stockholders Agreement), and any Arsenal Director Nominee(s) serving on the Board at such time must, and Arsenal must cause any such Arsenal Director Nominee(s) to, irrevocably offer to tender his or her resignation to the Board, which resignation may be accepted or rejected by the Board (excluding any Arsenal Director Nominees) in its sole discretion. As long as the Board is classified, the Arsenal Director Nominees will be Class I and Class III directors, as designated by Arsenal. Upon the closing, the Board will be comprised of eleven members. The initial Arsenal Director Nominees will be Steve McLean as a Class III director and Dave Spaight as a Class I director.

For so long as Arsenal has the right to designate two Arsenal Director Nominees for nomination to serve on the Board, the Board (excluding the Arsenal Director Nominees) shall appoint one Arsenal Director Nominee to the Nominating and Corporate Governance Committee and one Arsenal Director Nominee to the Compensation Committee. At such time that Arsenal ceases to have the right to designate two Arsenal Director Nominees but continues to have the right to designate one Arsenal Director Nominee for nomination to serve on the Board, the Board (excluding any Arsenal Director Nominees) shall appoint one Arsenal Director Nominee (who is specified by Arsenal) to either the Nominating and Corporate Governance Committee or the Compensation Committee (or allow such Arsenal Director Nominee to continue to serve on such committee, as applicable), and immediately remove the other Arsenal Director Nominee from any and all committees of the Board. At such time that Arsenal ceases to have the right to designate any Arsenal Director Nominees for nomination to serve on the Board pursuant to the Stockholders Agreement, the Board (excluding any Arsenal Director Nominees) shall immediately remove any and all Arsenal Director Nominees from any and all committees of the Board.

The Company shall include the Arsenal Director Nominees on the slate that is included in its proxy statement relating to the election of directors of the class to which such persons belong and must provide at least the same level of support for the election of each such person as it provides to any other individual standing for election as a director. In addition, Arsenal agrees with the Company to vote in favor of the Company slate that is included in its proxy statement for so long as Arsenal is entitled to designate any Arsenal Director Nominees.

In the event that an Arsenal Director Nominee ceases to serve as a director for any reason (other than (i) the failure of the Company’s stockholders to elect such individual as a director or (ii) due to Arsenal no longer having the right to designate such an Arsenal Director Nominee), Arsenal will be entitled to designate a replacement Arsenal Director Nominee and the Company will take all reasonable actions necessary to cause the appointment of any such replacement Arsenal Director Nominee to fill the resulting vacancy.

The Stockholders Agreement will be effective upon the closing. In connection with the closing, that certain Stockholders Agreement, dated as of December 10, 2020, by and among Certara, Inc. and the other parties named therein, will be terminated in accordance with its terms.

Registration Rights Agreement

The Company entered into a Registration Rights Agreement, dated as of November 3, 2022 (the “Registration Rights Agreement”), with Arsenal. The Registration Rights Agreement contains provisions that entitle Arsenal to certain rights to have their securities registered by the Company under the Securities Act. While the Registration Rights Agreement is in effect, Arsenal is entitled to (i) four “demand” registrations, (ii) one underwritten offering in any consecutive 90-day period and (iii) two underwritten offerings in any consecutive 360-day period, subject in each case to certain limitations. In addition, the Registration Rights Agreement provides that the Company will share certain expenses of Arsenal relating to such registrations and indemnify Arsenal against certain liabilities which may arise under the Securities Act. The Registration Rights Agreement will be effective upon the closing. In connection with the closing, that certain Amended and Restated Registration Rights Agreement, dated as of December 10, 2020, by and among Certara, Inc. and the other parties named therein, will be terminated in accordance with its terms.

The foregoing descriptions of the Letter Agreement, the Stockholders Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Letter Agreement, the Stockholders Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated in this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transaction, Eric Liu and Ethan Waxman are each expected to resign from the Board following the closing. Mssrs. Liu and Waxman intend to remain on the Board until after the closing. In accordance with the Stockholders Agreement, Arsenal intends to nominate David Spaight to the Board following the closing and the departure of Mssrs. Liu and Waxman from the Board.

Item 7.01	Regulation FD Disclosure.

On November 7, 2022, the Company issued a press release announcing the transaction. A copy of that press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for purposes of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Letter Agreement, dated as of November 3, 2022, by and among Certara, Inc. and Arsenal Saturn Holdings LP
10.2	Stockholders Agreement, dated as of November 3, 2022, by and among Certara, Inc. and the other parties thereto
10.3	Registration Rights Agreement, dated as of November 3, 2022, by and among Certara, Inc. and the other parties thereto
99.1	Press Release, dated November 7, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERTARA, INC.
(Registrant)

Date: November 7, 2022	By:	/s/ Richard M. Traynor
Name: Richard M. Traynor
Title: Senior Vice President and General Counsel